Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-110207 and 33-81976 on Form S-3, and Registration Statement No. 333-82892 on Form S-8 of our report dated March 19, 2007, relating to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiaries, appearing in the Current Report on Form 8-K of TEPPCO Partners, L.P. and subsidiaries filed on March 20, 2007.

/s/ Deloitte & Touche LLP

Houston, Texas

March 20, 2007